UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
April 20, 2016

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01     Changes in Registrant’s Certifying Accountant

The Audit Committee of the Board of Directors (the Audit Committee) of Franklin Covey Co. (the Company) has completed the process it undertook in accordance with its previously announced policy to review the appointment of the Company’s independent registered public accounting firm every five years.  Pursuant to this policy, the Audit Committee conducted a competitive process to select a firm to serve as the Company’s independent registered public accounting firm for the remainder of fiscal 2016.

As a result of this process and following careful deliberation, the Audit Committee decided, on April 20, 2016, to dismiss Ernst & Young LLP (EY) as the Company’s independent registered public accounting firm for the remainder of the fiscal year ending August 31, 2016.

The reports of EY on the Company’s financial statements for the fiscal years ended August 31, 2015 and August 31, 2014 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s financial statements for the fiscal years ended August 31, 2015 and August 31, 2014, and in the subsequent interim period through April 20, 2016, there were no disagreements with EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of EY would have caused EY to make reference to the matter in their report.  There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.  The Company has requested EY to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of that letter, dated April 26, 2016 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits
16.1	Letter dated April 26, 2016 from Ernst & Young LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	April 26, 2016	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer